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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1998 (except with respect to the matters discussed in Notes 17 and 18, as to which the date is November 10, 1998) included in SunTrust Banks, Inc.'s Form 10-K/A for the year ended December 31, 1997 and to all references to our firm included in this registration statement.




                             /s/ ARTHUR ANDERSEN LLP




Atlanta, Georgia
December 18, 1998